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                                                                    EXHIBIT 10.4


                         RG PREMIER BANK OF PUERTO RICO
                   DATA PROCESSING COMPUTER SERVICE AGREEMENT


This agreement made and entered into this 1st day of January 1995 by RG Mortgage Corp. a mortgage banker organized and existing under and by virtue of the Laws of the Commonwealth of Puerto Rico, (hereinafter referred to as "RG Mort), represented herein by its authorized representative Mr. Juan Jose Diaz Homs, of legal age, married and Senior Vice President of RG Mortgage Corp. who agrees to present evidence of his authority to represent RG Mortgage Corp. wherever and whenever so required.

RG Premier Bank of Puerto Rico, having its business office at 282 Pinero Ave. in the municipality of San Juan, Puerto Rico (hereinafter referred to as RGPB), represented herein by Osvaldo Domenech Rivera, of legal age, married and Executive Vice President of RG Premier Bank of Puerto Rico, resident of Rio Piedras, Puerto Rico, who RG Premier Bank of Puerto Rico agrees to present evidence of his authority to represent RG Premier Bank of Puerto Rico wherever and whenever so required.

This agreement sets forth the terns and conditions under which RG Premier Bank Of Puerto Rico shall provide RG Mortgage Corp. the necessary data processing services for its mortgage loan application and the production of the reports of the Mortgage Computer Applications provided by RG Premier Bank Of Puerto Rico and effective as of the date of this contract.


                                   WITNESSETH

1. TERM

The initial term of this agreement shall begin on the first day of the month of January 1995 and remain in effect for (3) three years thereafter. This agreement shall continue thereafter until terminated by either party by notice in writing to the other, which notice shall be delivered not less than ninety days (90) prior to the date of the desired termination. Notice of intention by either party to terminate, or to make any change in services, or rates as per Schedule A after the end of the initial three years term, shall be given in writing and delivered by registered mail to the other not less than ninety (90) days prior to such desired termination of change.

RG Mort reserves the right to terminate this agreement upon 30 days written notice to RGPB in the event RGPB fail to carry out any of its obligations under this agreement of fail consistently service RG Mort in an efficient and timely manner in conformity with the performance specifications for the services to be provided under this agreement. It is agreed that if RGPB corrects any such service deficiencies to comply with the performance specifications or notifies in writing to RG Mort of its plans and timetable to correct such deficiencies within said thirty (30) days period and RG Mort accepts in writing, then the within its terms. If RGPB fails to correct the deficiencies within the period specified or notified to RG Mort, RG Mort right to terminate this agreement remains.


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2. SERVICES

The data processing services to be performed regarding RG Mort's Mortgages Data Processing Services (hereafter referred to as DPS) shall be listed in Schedule A attach hereto and made part hereof.

RGPB warrants and represents that it is fully advised and informed of all services that it must render under this agreement and that it has the necessary knowledge, personnel, skills and facilities to comply with all its obligations under this agreement. RG Mort warrants and represents that the services listed in Schedule A are all Services to be rendered under this agreement.

3. RATES

A. The charges or rates for services to be performed under this agreement are detailed in Schedule A attached hereto and made a part hereof. The monthly charges or rates applicable to the DPS service will be effective on the date the service commences in accordance with section 1. in the event the commencement date is later than the first working day of the month, the initial total monthly charge shall be prorated in proportion to the number of days in which the service was provided in that month.

B. Upon review of the monthly billing submitted by RGPB, RG Mort will process and pay the invoice within fifteen (15) days of its receipt. In case of items in dispute, RG Mort may request from RGPB additional information for clarification of the matter and payment will processed upon agreement between parties. Any items not in dispute will be process and paid by RG Mort within fifteen (15) days of the reception of the monthly billing.

C. All special forms and supplies including those that carry the printed name or logo of RG Mort and that are for its sole use (such as continuous forms, payment coupon books, envelopes and the like) that are to be used in providing services detailed herein are to be provided by RG Mort, it being understood that standard stock paper 14 7/8 x 11 shall be provided by RGPB as part of this agreement at its own cost and expenses.

4. SYSTEM DESIGN AND PROGRAMMING

A. Any additional work requested by RG Mort will be quoted at the system and programming rates of the software vendor (Systematics) and must be accepted by RG Mort in writing before the work is performed.

5. GENERAL CONDITIONS

A. RG Mort shall be responsible for the completeness and accuracy of all information imputed thru the on-line terminals. If RGPB is obligated to perform additional operations resulting for incomplete or inaccurate imputed data, RG Mort shall reimburse RGPB at the them prevailing rates for such work.


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B. If RG Mort fails to input its data to RGPB in the form and in accordance with schedule set forth herein, RGPB shall use its best efforts to re-schedule or correct and process RG Mort's work as promptly as possible, but RG Mort agrees to extend the schedule to cover reasonable delays caused by RG Mort's failure to input its data in correct form or on a schedule and shall reimburse RGPB for the extra time incurred in re-scheduling or correcting and processing RG Mort's work to the them prevailing rates.

C. Neither party shall be liable for delays in performance or completion of its obligation under this agreement caused by riots, epidemics, war, governmental regulations, data transmission lines failure, acts of god, or other caused beyond its reasonable control. Failure for performance due to all these causes will not be deemed a default by any of the contracting parties in this agreement.

D. All specifications, tapes, programs, and similar materials utilized or developed by RGPB in connection with this agreement (unless specifically furnished by RG Mort shall be and remain the exclusive property of RGPB). RG Mort accepts the use of the on-line service on a non-transferrable basis. RG Mort shall not permit any other person except RG Mort's employees to see, copy, use or benefit from the on-line service, screens, screen displays, manuals, reports or any related documentation, without first obtaining written approval from RGPB.

E. RGPB shall not be liable for loss of data in transit except when such losses occur with reports in transit form RGPB to RG Mort, and deliver by RGPB personnel or designated messenger by RGPB in which case the replacement of such reports will be made within 24 hours.

F. RGPB shall not be liable for any damages caused by delay in delivery of equipment to RG Mort.

G. In the event any errors in processed data result from RGPB performance hereunder, RGPB will correct such errors within 24 hours and RGPB obligation hereunder in such event is limited to such correction.

H. In no event shall RGPM be liable for special damages arising from this agreement or its performance, or non-performance. In the event of direct or indirect loss or destruction of or damage to record as a result of RGPB handling or processing, RGPB liability shall be limited to the cost of replacing such record within 24 hours.

I. In the event that RGPB computer fails for any reason other than failure of the power supply, RGPB shall have provided for, and shall use, back-up computers to provide RG Mort the services hereunder within a period not greater than 48 working hours.

J. RG Mort shall notify RGPB of any incomplete or inaccurate results delivered to RG Mort within five (5) working days of delivered whereupon RGPB shall undertake to complete and/or correct the work without charge to RG Mort. Failure to notify RGPB of any such defect within


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the specified time shall relieve RGPB of any obligations to complete or correct the work without charge.

K. RGPB warrants and represents that all data relating to RG Mort's business which is required to be submitted by RG Mort to RGPB pursuant to this agreement shall be safeguarded by RGPB to the same extent that RGPB currently safeguards data relating to its own business. Confidential information revealed by RG Mort to RGPB shall be held in confidence and used only in the performance of the contract.

L. RGPB will comply with applicable Laws and Regulations of the governments of the United States of America and the Commonwealth of Puerto Rico, and their agencies and political subdivisions, for electronic data processing and for the use of information revealed by RG Mort to RGPB and RGPB accepts the inspections, requirements and guidelines that from time to time they may request or issue.

M. RGPB will provide for appropriate equipment back-up agreement with a provider acceptable to RG Mort and data files back-up arrangement to be used in case of equipment failure or for disaster recovery in case the equipment or RGPB premises for any reason became unusable for any length of time. The data files back-up will be located at a proper site other than RGPB premises with safety precautions as required by Federal and Commonwealth Regulatory Agencies.

N. There are not warranties, expressed or implied, oral or written, in fact, by operation of law, or otherwise except as herein expressly stated, with the exception of those related to services provided under this agreement.

O. Upon request, RGPB will provide to RG Mort certified annual financial statements and any other pertinent information requested by Federal and Commonwealth Regulatory Agencies in the discharge of their supervisory functions within the Scope of their Authority.

6. ADDITIONAL RIGHT OF TERMINATION

It is agreed by the parties hereto that in the event that any authorization, of any governmental regulatory agency or body, that may be required for the lawful performance of the services contemplated is not obtained by RG Mort or is revoked to RG Mort, then this agreement shall be terminated upon written notice to RGPB thirty (30) days in advance. RG Mort shall then be liable for six (6) monthly payments of the monthly average processing charges for the previous six
(6) months.

7. PROPERTY RIGHTS

RGPB agreed that RG Mort's master file records, statistical data derived from same, computer programs designed under specific written request of and paid by RG Mort for its exclusive and confidential use, forms and documents paid for by RG Mort except for the mortgage loan software which belongs Systematics, Inc. and all other programs and documentation which shall


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remain the exclusive property of RGPB but RG Mort's data shall not be released by RGPB, its employees or agents to any party without prior written consent of RG Mort.

In the event of termination under any provision of this agreement RGPB agrees that it shall promptly turn over to RG Mort all master records, pertinent data and other property of RG Mort in such form as to enable RG Mort to secure an alternative source to render RG Mort's Mortgage Servicing. RG Mort will supply any necessary materials and pay the reasonable costs relating to such work.

8. RGPB, upon notification in advance shall fully cooperate with any Federal or Commonwealth regulatory agency which by law has the right or duty to examine RGPB usage of sound operating controls in its data processing center and the books and records of RG Mort. RGPB shall permit such routine examinations upon written authorization by RG Mort to the same extent as if the examinations were being performed on RG Mort's premises. Audits of extraordinary nature, which by definition, do not permit a previous notification by RG Mort, will be permitted when the purpose of the audit is duly authenticated by the intervening agency or by RG Mort, whenever it is under its control. RGPB shall provide reasonable assurance that services provided to RG Mort hereunder will meet the standards of any valid rule or regulation of such agency. Nothing contained in this paragraph shall require RGPB's representatives to travel outside the Commonwealth of Puerto Rico, except at RG Mort's request and RGPB's acceptance.All required and reasonable travel expenses and per diem charges, will be reimbursed to RGPB by RG Mort.

Upon request in advance and written authorization by RG Mort, RGPB shall permit and fully cooperate with RG Mort Internal Auditors and RG Mort's External Auditors assigned to perform annual audits or examinations of RGPB usage of sound operating controls in its data processing center and of RG Mort's books and record located on RGPB premises related to the services provided under this agreement. Any extra work required by internal, external or regulatory auditors which may require RGPB's manpower, extra hardware and software time and use, shall reimbursed by RG Mort to RGPB at the prevailing rates or charges.

9. SECURITY AND INSURANCE

RGPB shall maintain an "All Risk Insurance Policy" to cover the following:

     A. Insuring the cost of reconstructing information in the event RG Mort's documents or other "valuable papers" source information are lost, damaged or destroyed for whatsoever causes.

     B. Insuring RGPB against loss or damage to media and covering the cost of reconstructing information contained on said media.

     C. Insuring RGPB against loss damage on all risks basis to all its electronics data processing equipment.


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At RG Mort's request RGPB shall provide Certificates of Insurance to evidence the existence of all insurance policies mentioned above.

RGPB shall have no liability to first resulting from any claims arising from the fact that forms used in the program do not comply with the Laws of the United States of America or the Commonwealth of Puerto Rico. RG Mort has the right to approve all such forms used in the program. Any extra cost to change special forms shall be reimbursed by RG Mort to RGPB.

10. SPECIAL PROVISIONS

RGPB shall operate its on-line services for data transmission during all hours when any office of the RG Mort is open for business, but no earlier than 8:30 AM or later than 5:30 PM Monday through Friday (except for the use of the on-line collection module, the system will be on-line up to 8:30 PM at no extra cost, with the understanding that the use will be limited to inquiry and entering collection efforts comments into the system) such hours to be local time, San Juan, Puerto Rico. Any change in the working hours will be notified in advance. However, its is understood that changes in working hours will be made temporarily as required due to maintenance of hardware and software equipment. No such service, however, shall be available on the following holidays:

                         DIA DE ANO NUEVO
                         DIA DE REYES
                         NATALICIO DE EUGENIO M. DE HOSTOS
                         NATALICIO MARTIN LUTHER KING
                         NATALICIO GEORGE WASHINGTON
                         DIA DE LA ABOLICION
                         VIERNES SANTOS
                         NATALICIO DE JOSE DE DIEGO
                         DIA DE LA RECORDACION
                         DIA DE LA INDEPENDENCIA DE EEUU
                         NATALICIO DE LUIS MUNOZ RIVERA
                         NATALICIO DE JOSE CELSO BARBOSA
                         DIA DE LA CONSTITUCION DEL ELA
                         DIA DEL TRABAJO
                         DESCUBRIMIENTO DE AMERICA
                         DIA DEL VETERANO
                         DESCUBRIMIENTO DE PUERTO RICO
                         DIA DE ACCION DE GRACIAS
                         DIA DE NAVIDAD

At the inception of services hereunder RG Mort shall provide RGPB with a schedule of its office hours, and shall give five (5) days notice of any change in such hours.


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RGPB shall make available to RG Mort, at its Mortgage Banking Department, the
applicable reports with the frequency as listed in the mortgage loan section of the Horizon manuals provided by RGPB and effective as of the date of this contract.

It is understood and agreed that reasonable deviations in methods and sequence of operations shall not constitute a breach of this agreement.

RG Mort shall automatically be entitled to use any addition or improvements upon the mortgage package at the time said improvements and/or additions are implemented for the servicing portfolio of RGPB.

RG Mort is entitled to RG Mort's data file backup tapes of RGPB, after reimbursing RGPB the cost of the tape.

RGPB agrees to make available personnel whenever needed to supervise the training of RG Mort personnel during and after conversion.

Upon request form RG Mort, RGPB shall deliver within reasonable time all or part of the information relative to all or part of the RG Mort accounts. RG Mort agrees to pay RGPB on a time and the material basis for preparation costs.

11. NOTICES

Any notice required or permitted to be given hereunder all be deemed to have been effectively given if sent by registered or certified mail, postage paid, addressed to the party for whom it is intended at party's address appearing on the first page hereof or to such other address as that party shall have designated by written notice to the other party.

This agreement and the rights and obligations hereunder shall be governed by the Laws of the Commonwealth of Puerto Rico.

This agreement shall be executed in duplicate and each copy shall constitute an original binding agreement.


RG PREMIER BANK OF PUERTO RICO               RG MORTGAGE CORP.




BY:                                     BY:
    --------------------------             --------------------------------
    OSVALDO DOMENECH RIVERA                JUAN JOSE DIAZ HOMS
    EXECUTIVE VICE PRESIDENT               SENIOR VICE PRESIDENT
    & COO


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                                   SCHEDULE A

Made part of the Computer Data Processing Service Agreement between RG Premier Bank of Puerto Rico & RG Mortgage Corp.

RATE SCHEDULE

RG Premier Bank will charge on a monthly basis calculated at the first of each year the average cost per user. (User mean each terminal, printer or any device attach to the IBM AS/400 ar RG Mortgage Corp. facilities) This average cost per user will be multiple by the number of users at RG Mortgage facilities.

These cost also include telephone support during working hours. The regular maintenance of change and enhancements as required by regulatory agencies.

It does not include any other special forms, such as payment coupons, GNMA or FNMA forms, delinquency notices, late charges billing notices, labels, letters, forms, checks, etc., which most be provided by RG mortgage Corp. Not any special report requested by any individual investors.

OTHER CHARGES

     $25.00 for any tape generate to a third parties.

CONVERTION COSTS

     They will be paid by RG Mortgage Corp.

HARDWARE COSTS

     Hardware will be provide by RG Mortgage Corp.

TELEPHONE LINES (Communication lines)

     Cost related to data communication lines will be paid by RG Premier Bank of Puerto Rico.

Accepted by




- ------------------------------          -----------------------------------
SR. OSVALDO DOMENECH RIVERA             SR. JUAN JOSE DIAZ HOMS
EXECUTIVE VICE PRESIDENT & COO          SENIOR VICE PRESIDENT



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